EXHIBIT 99.2

David Otto
Secretary
TechAlt, Inc.
c/o The Otto Law Group
601 Union St.
Suite 4500
Seattle, WA 98101

Dear Mr. Otto;

This letter is to serve as formal written notice of my resignation as Chief Financial Officer of TechAlt, Inc., a Nevada Corporation, with offices formerly at 3311 N. Kennicott Ave., Suite A, Arlington Heights, IL 60004. My resignation is effective October 7, 2005.

Please insure that all appropriate authorities are properly notified as may be required.

Sincerely,

/s/ James Hurley
James J. Hurley

CC: Secretary of State of Illinois
    Secretary of State of Nevada